EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below.  The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer:  Oaktree Capital Group Holdings GP, LLC

Date of Event Requiring Statement:  September 29, 2016

Issuer Name and Ticker or Trading Symbol:  First BanCorp. [FBP]

/s/ Michael P. Harmon
Michael P. Harmon

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President

OAKTREE HOLDINGS, INC.

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President
OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Vice President

OCM FIE, LLC

By:	/s/ Jamie Toothman
Name: Jamie Toothman
Title: Authorized Signatory